UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2006

Warner Chilcott Limited

(Exact name of registrant as specified in its charter)

Bermuda	001-33039	98-0496358
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Canon’s Court

22 Victoria Street

Hamilton HM12

Bermuda

(Address of principal executive offices, including zip code)

(444) 295-2244

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Supplemental Indenture to Eliminate Dual Reporting Companies

On September 20, 2006, Warner Chilcott Limited (“Limited” or the “Registrant”) completed its initial public offering (“IPO”) and registered its Class A common shares under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result of such registration, Limited became obligated under the Exchange Act to file with the Securities and Exchange Commission (the “SEC”) reports on Form 10-K, Form 10-Q and Form 8-K.

The Indenture dated January 18, 2005 (the “Indenture”) among Warner Chilcott Corporation (the “Company”), Warner Chilcott Holdings Company III, Limited (“Holdings”), Warner Chilcott Intermediate (Luxembourg) S.à r.l. (“Luxco”), Warner Chilcott Company, Inc. (“WCCI”), Warner Chilcott (US), Inc. (“WCI” and together with Holdings, Luxco and WCCI, the “Old Guarantors”) and Wells Fargo Bank, National Association (the “Trustee”) relating to the issuance of $600.0 million of 8 3/4% Senior Subordinated Notes due 2015 of the Company (the “Notes”) required that Holdings provide to holders of the Notes the information required to be contained on Form 10-K, Form 10-Q and Form 8-K under the Exchange Act. Since the Registrant has no material assets, liabilities or operations other than its ownership of Holdings, the information that would be included in the Exchange Act reports filed with the SEC by the Registrant would be identical in all material respects to the information included in the reports required to be filed by Holdings under the Indenture. In light of the foregoing, the Registrant and Holdings deemed it advisable to eliminate having two companies within the same consolidated group required to file reports with the SEC containing materially identical information.

Accordingly, on October 19, 2006, pursuant to Section 9.01 of the Indenture, the Company, Limited, Holdings, Luxco, WCCI and WCI entered into the First Supplemental Indenture (the “Supplemental Indenture”), without the consent of the holders of the Notes, relating to the Indenture in order to:

•	add Limited as a guarantor of the Notes under the Indenture; and

•	amend the “Reports” covenant in Section 4.17 of the Indenture to provide that for so long as Limited is a guarantor of the Notes, has no material assets, liabilities or operations other than its ownership of Holdings and has a reporting obligation under Section 13 or Section 15(d) of the Exchange Act, if Limited files with the SEC the reports required under the Indenture to be filed by Holdings and includes in a note to its financial statements included in such reports the condensed consolidating financial information specified by Rule 3-10 of Regulation S-X, Holdings’ obligations under such covenant shall be deemed satisfied.

Holders of the Notes should be aware that Limited has agreed to guarantee the Notes solely to eliminate having two companies in the same consolidated group file reports with the SEC that contain materially identical information and that Limited has no material assets or operations other than its ownership of Holdings’ stock and that it may, at any time, request the release of its guarantee of the Notes. Accordingly, holders of the Notes should not consider the guarantee of the Notes by Limited to add to or change the financial credit represented by the guarantors of the Notes.

On October 20, 2006, the Company, Limited, Holdings, Luxco, WCCI and WCI filed a registration statement of Form S-1 with the SEC in order to register the offer and sale of the Notes, including Limited’s guarantee of the Notes, by J.P. Morgan Securities Inc. and Credit Suisse Securities (USA) LLC in market making transactions to be effected from time to time.

This summary does not purport to be complete and is qualified in its entirety by reference to the First Supplemental Indenture, which is attached as Exhibit 4 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4	First Supplemental Indenture, dated October 19, 2006, among Warner Chilcott Corporation, Warner Chilcott Limited, Warner Chilcott Holdings Company III, Limited, Warner Chilcott Intermediate (Luxembourg) S.à r.l., Warner Chilcott Company, Inc., Warner Chilcott (US), Inc. and Wells Fargo Bank, National Association

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARNER CHILCOTT LIMITED

By:	/s/ Paul Herendeen
	Name:	Paul Herendeen
	Title:	Executive Vice President and Chief Financial Officer

Date: October 20, 2006